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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

             CURRENT REPORT FILED PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                                 DATE OF REPORT
              (DATE OF EARLIEST EVENT REPORTED): NOVEMBER 29, 2000


                          ARONEX PHARMACEUTICALS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               DELAWARE                                0-20111                              76-0196535
    (STATE OR OTHER JURISDICTION OF            (COMMISSION FILE NUMBER)        (I.R.S. EMPLOYER IDENTIFICATION NO.)
    INCORPORATION OR ORGANIZATION)



                          8707 TECHNOLOGY FOREST PLACE
                         THE WOODLANDS, TEXAS 77381-1191
                              (ADDRESS OF PRINCIPAL
                                EXECUTIVE OFFICES
                                  AND ZIP CODE)

                                 (281) 367-1666
                         (REGISTRANT'S TELEPHONE NUMBER,
                              INCLUDING AREA CODE)

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ITEM 5. OTHER EVENTS

         On November 30, 2000, Aronex Pharmaceuticals, Inc. (the "Company") publicly disseminated a press release announcing that the Company had entered into a Common Stock Purchase Agreement for the sale of up to an aggregate of $24,000,000 of Common Stock of the Company. The shares had been registered pursuant to an effective Registration Statement on Form S-3. Pursuant to the Common Stock Purchase Agreement, the Company may sell up to $24,000,000 of its Common Stock, at a small discount to the market price, to Acqua Wellington North American Equities Fund, Ltd. ("Acqua Wellington").

         The foregoing description is qualified in its entirety by reference to the following documents, each of which is incorporated herein by reference: (i) the Common Stock Purchase Agreement, dated as of November 29, 2000, by and between the Company and Acqua Wellington, a copy of which is attached hereto as
Exhibit 10.1, and (ii) the Company's press release dated November 30, 2000, a copy of which is attached hereto as Exhibit 99.1.

ITEM 7.  EXHIBITS

         Exhibit 10.1      --       Common Stock Purchase Agreement, dated as of
                                    November 29, 2000, by and between the
                                    Company and Acqua Wellington North American
                                    Equities Fund, Ltd.

         Exhibit 99.1      --       The Company's Press Release dated November
                                    30, 2000.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       ARONEX PHARMACEUTICALS, INC.

Date: December 1, 2000

                                       By: /s/ Terance A. Murnane
                                         ---------------------------------------
                                           Terance A. Murnane
                                           Controller





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                                 EXHIBIT INDEX


Exhibit
Number              Description
-------             -----------

 10.1      --       Common Stock Purchase Agreement, dated as of November 29,
                    2000, by and between the Company and Acqua Wellington
                    North American Equities Fund, Ltd.

 99.1      --       The Company's Press Release dated November 30, 2000.